Exhibit 10.13
LETTER AGREEMENT
[          ], 2010
Reunion Hospitality Trust, Inc.
1370 Avenue of the Americas, 28th Floor
New York, New York 10019
Ladies and Gentlemen:
     The undersigned, as the holder of the Subordinated Units, understands and agrees as follows:
     1. FBR Capital Markets & Co. and JMP Securities LLC, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Agreement”) with Reunion Hospitality Trust, Inc., a Maryland corporation (the “Company”) and RHOP, L.P., a Delaware limited partnership, providing for the public offering (the “Offering”) by the several Underwriters named in Schedule I to the Agreement (the “Underwriters”) of shares of the Company’s common stock, $0.001 par value per share (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
     2. In consideration of the Company’s agreement to sell the Shares in the Offering, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that (i) in the event that, as a result of the Company’s failure to satisfy the Capital Deployment Hurdle (as defined in the Agreement) by November 30, 2011, the Company makes a tender offer (the “Tender Offer”) to the Company’s stockholders utilizing a modified dutch auction, as described in the Prospectus, the undersigned shall not tender any Subordinated Units or any securities into which such Subordinated Units have been or may be converted or exchanged (the “Converted Securities”) in such Tender Offer, and (ii) no transfer by the undersigned of any Subordinated Units or Converted Securities will be valid unless the transferee agrees to be bound in writing by the restrictions set forth herein.
     3. The undersigned acknowledges that the Company is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Agreement and to continue its efforts in connection with the Offering.
     4. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.
     5. This letter agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.
     6. The undersigned understands that if the Agreement does not become effective or if the Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from, all obligations under this letter agreement.
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     IN WITNESS WHEREOF, the undersigned has executed this letter agreement, or caused this letter agreement to be executed, as of the date first written above.

Very truly yours, ENABLE HOSPITALITY PARTNERS LLC
By:
By:
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